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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                       Pursuant to Section 12(b) or (g) of
                       The Securities Exchange Act of 1934


                            ARV ASSISTED LIVING, INC.
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             (Exact name of registrant as specified in its charter)


              California                                33-0160968
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    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                Identification Number)

    245 Fischer Avenue, Suite D-1
       Costa Mesa, California                             92626
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(Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ ]1

Securities Act registration file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                Name of Each Exchange on Which
        to be so registered                Each Class is to be Registered
        -------------------                ------------------------------
     Common Stock, no par value               American Stock Exchange


     Securities to be registered pursuant to Section 12(g) of the Act: None


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Item 1.  Description of Registrant's Securities to be Registered.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, no par value ("Common Stock") of ARV Assisted Living, Inc., a California corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Capital Stock of the Company" in the prospectus dated October 17, 1995 included in its Registration Statement on Form S-1 (No. 33-95712) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as such Registration Statement was amended by Amendment No. 1 dated September 21, 1995, Amendment No. 2 dated September 28, 1995, and Amendment No. 3 dated October 13, 1995, incorporated herein by reference.

Item 2.  Exhibits

             1.      Specimen of Certificate representing Registrant's Common
                     Stock

             2. Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 of Registrant's Registration Statement on Form S-1 dated August 11, 1995, as amended, File No. 33-95712 ("Form S-1")).

             3.      Bylaws of Registrant (incorporated by reference to Exhibit
                     3.4 of Registrant's Form S-1).

             4. Stockholders' Voting Agreement by and among Lazard Freres Real Estate Investors L.L.C. ("Lazard Freres") and Prometheus Assisted Living LLC ("Prometheus") and the Stockholders listed herein, dated as of October 29, 1997.

             5. Amended and Restated Stockholders Agreement by and among Lazard Freres and Prometheus and Registrant, dated as of October 29, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 31, 1997                         ARV ASSISTED LIVING, INC.

                                               By: /s/ BERNARD WHEELER-MEDLEY
                                                   -----------------------------
                                                       Bernard Wheeler-Medley
                                                       Assistant Secretary


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                                  EXHIBIT INDEX


   Exhibit No.                              Description                                       Page No.
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
         3.1        Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 of Registrant's Registration Statement
                    on Form S-1 dated August 11, 1995, as amended, File No. 33-95712
                    ("Form S-1")).

         3.2        Bylaws of Registrant (incorporated by reference to Exhibit 3.4 of
                    Registrant's Form S-1).

         4.1        Specimen of Certificate representing Registrant's Common Stock

         9.1        Stockholders' Voting Agreement by and among Lazard Freres Real Estate
                    Investors L.L.C. ("Lazard Freres") and Prometheus Assisted Living LLC
                    ("Prometheus") and the Stockholders listed herein, dated as of October
                    29, 1997.

        10.1        Amended and Restated Stockholders Agreement by and among Lazard Freres and Prometheus and Registrant, dated as of October 29, 1997.
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